Exhibit 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of MedImmune, Inc. on Form S-3 (Registration No. 333-13373) and Forms S-8 (Registration Nos. 99540, 33-46165 and 33-50678) of our report dated February 6, 1997 on our audits of the financial statements and financial statement schedule of MedImmune, Inc., as of December 31, 1996 and 1995, and for each of the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.




                              Coopers & Lybrand L. L. P.


Rockville, Maryland
March 27, 1997